Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-171278 and 333-211471 on Form S-8, and Registration Statement No. 333-217867 on Form S-3 of our reports relating to the financial statements of RigNet, Inc. and subsidiaries (the “Company”) dated March 15, 2019 (May 9, 2019, as to the matter described in Note 6 to the consolidated financial statements), and our report relating to the effectiveness of the Company’s internal control over financial reporting dated March 15, 2019 (May 9, 2019, as to the effects of the material weakness described in Management’s Report on Internal Control over Financial Reporting (as revised), which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in the Annual Report on Form 10-K/A of RigNet, Inc. and subsidiaries for the year ended December 31, 2018.

Houston, Texas

May 9, 2019